UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Control Agreements

On December 16, 2025, Methode Electronics, Inc. (“Methode”) amended the Change in Control Agreements with Laura Kowalchik, Chief Financial Officer, Lars Ullrich, Senior Vice President, Global Automotive Business, John Erwin, Chief Procurement and EHS Officer, and Kerry Vyverberg, General Counsel (the “Amendments”). The Amendments reduce the duration of COBRA continuation coverage for the executives from twenty-four months to eighteen months.

The Amendments were approved by Methode’s Compensation Committee in connection with its annual review of the executive Change in Control Agreements.

The foregoing description of the Amendments is a summary of the terms contained therein and is qualified in its entirety by reference to the terms of the Form of Amendment to Change in Control Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Deferred Compensation Plan

On December 17, 2025, Methode’s Board of Directors approved the termination of the Deferred Compensation Plan effective as of December 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Amendment to Change in Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	December 18, 2025	By:	/s/ Laura Kowalchik
Laura Kowalchik Chief Financial Officer